Exhibit 99.1

PJT Partners Inc. Reports First Quarter 2017 Results

Highlights

•	Total Revenues of $121 million for the first quarter 2017, up 5% year-over-year
•	Advisory Revenues of $99 million for the first quarter 2017, up 22% year-over-year
•	GAAP Pretax Income of $2 million for the first quarter of 2017 and Adjusted Pretax Income of $23 million
•	Strong balance sheet at quarter-end with $98 million of cash, cash equivalents and short-term investments; no funded debt
•	Intend to repurchase approximately 527,000 Partnership Units for cash; a total of approximately 1.5 million Partnership Units repurchased to date

New York, May 2, 2017: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues for the three months ended March 31, 2017 of $121.0 million compared with $115.3 million for the three months ended March 31, 2016. GAAP Pretax Income was $2.1 million for the three months ended March 31, 2017 compared with $2.7 million for the three months ended March 31, 2016. Adjusted Pretax Income was $22.6 million for the three months ended March 31, 2017 compared with $20.9 million for the three months ended March 31, 2016.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “With each passing quarter, PJT Partners makes progress towards capitalizing on the enormous potential that lies ahead. This quarter we benefited from meaningful growth in advisory revenues while continuing to experience significant momentum across our platform. We are more confident now in our future growth prospects than ever before.”

The Company’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advises as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Revenues

The following table presents revenues for the three months ended March 31, 2017 and 2016 (dollars in thousands; unaudited):

	Three Months Ended March 31,
	2017	2016	Change
Advisory	$99,339	$81,554	22%
Placement	19,502	31,951	-39%
Interest Income and Other	2,128	1,799	18%
Total Revenues	$120,969	$115,304	5%

For the three months ended March 31, 2017, Total Revenues were $121.0 million compared with $115.3 million for the three months ended March 31, 2016, an increase of 5%. Advisory Revenues were

$99.3 million for the three months ended March 31, 2017 compared with $81.6 million for the three months ended March 31, 2016, an increase of 22%. The increase in Advisory Revenues was primarily driven by an overall increase in the average fees earned during the three months ended March 31, 2017 in both our strategic advisory and restructuring and special situations businesses. Placement Revenues were $19.5 million for the three months ended March 31, 2017 compared with $32.0 million for the three months ended March 31, 2016, a decrease of 39%. The decrease in Placement Revenues was primarily driven by a decrease in the average fees earned during the three months ended March 31, 2017.

Expenses

The following table sets forth information relating to the Company’s expenses (dollars in thousands; unaudited):

	Three Months Ended March 31,
	2017		2016
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
Expenses
Compensation and Benefits	$95,676	$77,426	$88,171	$72,803
% of Revenues	79.1%	64.0%	76.5%	63.1%
Non-Compensation	$23,205	$20,940	$24,400	$21,599
% of Revenues	19.2%	17.3%	21.2%	18.7%
Total Expenses	$118,881	$98,366	$112,571	$94,402
% of Revenues	98.3%	81.3%	97.6%	81.9%
Pretax Income	$2,088	$22,603	$2,733	$20,902
% of Revenues	1.7%	18.7%	2.4%	18.1%

__________________________

(a)	See Appendix for reconciliations of GAAP to Non-GAAP Financial Data.

Compensation and Benefits Expense

GAAP Compensation and Benefits Expense was $95.7 million for the three months ended March 31, 2017 compared with $88.2 million for the three months ended March 31, 2016. Adjusted Compensation and Benefits Expense was $77.4 million for the three months ended March 31, 2017 compared with $72.8 million for the three months ended March 31, 2016. The increase in Compensation and Benefits Expense was primarily due to an increase in headcount and improved business performance.

Non-Compensation Expense

GAAP Non-Compensation Expense was $23.2 million for the three months ended March 31, 2017 compared with $24.4 million for the three months ended March 31, 2016. Adjusted Non-Compensation Expense was $20.9 million for the three months ended March 31, 2017 compared with $21.6 million for the three months ended March 31, 2016.

Non-Compensation Expense decreased during the three months ended March 31, 2017 compared with the three months ended March 31, 2016, primarily driven by a decrease in amortization expense related to certain intangible assets identified in connection with the spin-off that have fully amortized. This decrease was partially offset primarily by increases in professional fees and communications and information services expenses.

Provision for Taxes

As of March 31, 2017, PJT Partners Inc. owned 54.7% of PJT Partners Holdings LP and was subject to corporate U.S. federal and state income tax. PJT Partners Holdings LP continues to be subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Refer to Note 3. “Reorganization and Spin-off” in the “Notes to Consolidated and Combined

Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for further information about the corporate ownership structure.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the three months ended March 31, 2017 was 36.4%, which excludes the tax benefits of the adjustments for transaction-related equity-based compensation expense, amortization expense and spin-off-related payables due to Blackstone. The decrease in tax rate from 2016 is due primarily to an increased tax benefit related to the delivery of vested shares at a value in excess of their amortized cost.

Capital Management and Balance Sheet

As of March 31, 2017, the Company held cash, cash equivalents and short-term investments of $98.4 million and there was no funded debt.

Beginning in the third quarter of 2016 and in each subsequent quarter, Partnership Units presented to the Company for exchange may be repurchased for cash or, at the Company’s election, for shares of the Company’s Class A common stock on a one-for-one basis. With respect to the fourth quarter exchange, the Company settled 361,588 Partnership Units for cash in the amount of $13.0 million. During the first quarter, the Company was presented with 526,733 Partnership Units to be exchanged. The Company has determined that it will also settle this exchange with cash. The price per Partnership Unit to be paid by the Company will be determined by the per share volume-weighted average price of the Company’s Class A common stock on May 4, 2017.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on June 22, 2017 to Class A common stockholders of record on June 8, 2017.

Quarterly Investor Call Details

PJT Partners will host a conference call on May 2, 2017 at 8:30 a.m. ET to discuss first quarter results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 419-5570 (U.S. domestic) or +1 (617) 896-9871 (international), passcode 589 898 24#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 488 866 66#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients realize major corporate milestones and solve complex issues. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the information concerning our results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related equity-based compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off; (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”) and the acquisition of PJT Capital LP; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact on adjusted earnings if all partnership units in PJT Partners Holdings LP (excluding the unvested partnership units that have yet to satisfy certain market conditions) were to be exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects and the annualization of discrete permanent differences.

Investor Relations Contact

Sharon Pearson

PJT Partners Inc.

Tel: +1 (212) 364-7120

pearson@pjtpartners.com

Media Contact

Steve Frankel / Jonathan Keehner / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2017	2016
Revenues
Advisory	$99,339	$81,554
Placement	19,502	31,951
Interest Income and Other	2,128	1,799
Total Revenues	120,969	115,304
Expenses
Compensation and Benefits	95,676	88,171
Occupancy and Related	6,206	6,418
Travel and Related	2,883	2,745
Professional Fees	4,189	3,496
Communications and Information Services	2,413	2,053
Depreciation and Amortization	2,092	3,901
Other Expenses	5,422	5,787
Total Expenses	118,881	112,571
Income Before Provision (Benefit) for Taxes	2,088	2,733
Provision (Benefit) for Taxes	(871)	1,302
Net Income	2,959	1,431
Net Income Attributable to Redeemable Non-Controlling Interests	1,626	1,176
Net Income Attributable to PJT Partners Inc.	$1,333	$255
Net Income Per Share of Class A Common Stock — Basic and Diluted	$0.07	$0.01
Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,479,025	18,261,984

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2017	2016
GAAP Net Income	$2,959	$1,431
Less: GAAP Provision (Benefit) for Taxes	(871)	1,302
GAAP Pretax Income	2,088	2,733

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense (a)	18,250	15,368
Amortization of Intangible Assets (b)	666	2,801
Spin-Off-Related Payable Due to Blackstone (c)	1,599	—
Adjusted Pretax Income	22,603	20,902
Adjusted Taxes (d)	3,590	4,567
Adjusted Net Income	19,013	16,335

If-Converted Adjustments
Less: Adjusted Taxes (d)	(3,590)	(4,567)
Add: If-Converted Taxes (e)	8,219	8,090
Adjusted Net Income, If-Converted	$14,384	$12,812

GAAP Net Income Per Share of Class A Common Stock — Basic and Diluted	$0.07	$0.01
GAAP Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,479,025	18,261,984
Adjusted Net Income, If-Converted Per Share	$0.38	$0.35
Weighted-Average Shares Outstanding, If-Converted	37,821,944	36,362,048

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(a)

An adjustment has been made for equity-based compensation charges associated with the vesting during the periods presented of awards granted in connection with the Blackstone IPO in 2007. Additionally, the transaction-related equity-based compensation adjustment includes expense for Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off.

(b)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets which are associated with Blackstone’s IPO and amortization related to intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015.

(c)

This adjustment, which has been recorded in Other Expenses in the Condensed Consolidated Statements of Operations, adds back the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation related tax deductions.

(d)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(e)

Represents taxes on adjusted earnings if all partnership units in PJT Partners Holdings LP (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects and the annualization of discrete permanent differences.

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2017	2016
GAAP Compensation and Benefits Expense	$95,676	$88,171
Transaction-Related Compensation Expense (a)	(18,250)	(15,368)
Adjusted Compensation and Benefits Expense	$77,426	$72,803

Non-Compensation Expenses
Occupancy and Related	$6,206	$6,418
Travel and Related	2,883	2,745
Professional Fees	4,189	3,496
Communications and Information Services	2,413	2,053
Depreciation and Amortization	2,092	3,901
Other Expenses	5,422	5,787
GAAP Non-Compensation Expense	23,205	24,400
Amortization of Intangible Assets (b)	(666)	(2,801)
Spin-Off-Related Payable Due to Blackstone (c)	(1,599)	—
Adjusted Non-Compensation Expense	$20,940	$21,599

__________________________

(a)	See footnote (a) on page 8.
(b)	See footnote (b) on page 8.
(c)	See footnote (c) on page 8.

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2017 and 2016 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of Class A common stock:

	Three Months Ended March 31,
	2017	2016
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	18,258,049	17,966,456
Vested, Undelivered RSUs	220,976	295,528
Basic and Diluted Shares Outstanding, GAAP	18,479,025	18,261,984

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	18,258,049	17,966,456
Vested, Undelivered RSUs	220,976	295,528
Conversion of Unvested Common RSUs (a)	3,260,169	1,186,919
Conversion of Participating RSUs	575,275	789,924
Conversion of Partnership Units (b)	15,507,475	16,123,221
If-Converted Shares Outstanding (c)	37,821,944	36,362,048

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(a)	Represents number of dilutive shares calculated under the treasury method for the unvested, non-participating RSUs that have a remaining service requirement.
(b)	Excluded from If-Converted Shares Outstanding are 6.5 million unvested partnership units in PJT Partners Holdings LP that have yet to satisfy certain market conditions.
(c)

Assuming all Partnership Units and unvested participating RSUs were converted to shares of Class A common stock, there would be 40.4 million shares outstanding as of March 31, 2017 and 39.8 million shares outstanding as of March 31, 2016.